Exhibit (a)(5)(H)

We create to share Diana Shipping Inc. proposal to acquire Genco Shipping & Trading May 2026

Disclaimer About Diana Shipping Inc. Diana Shipping Inc. (“Diana”) (NYSE: DSX) is a global provider of shipping transportation services through its ownership and bareboat charter-in of dry bulk vessels. Diana’s vessels are employed primarily on short to medium-term time charters and transport a range of dry bulk cargoes, including such commodities as iron ore, coal, grain and other materials along worldwide shipping routes. About Star Bulk Carriers Corp. Star Bulk Carriers Corp. (“Star Bulk”) is a global shipping company providing worldwide seaborne transportation solutions in the dry bulk sector. Star Bulk’s vessels transport major bulks, which include iron ore, minerals and grain, and minor bulks, which include bauxite, fertilizers and steel products. Star Bulk was incorporated in the Marshall Islands on December 13, 2006 and maintains executive offices in Athens, New York, Stamford and Singapore. 2

Disclaimer Cautionary Statement Regarding Forward-Looking Statements Matters discussed in this communication and other statements made by Diana or Star Bulk, as applicable, may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements regarding the intent, beliefs, expectations, objectives, goals, future events, performance or strategies and other statements of Diana, Star Bulk or their respective management teams, which are other than statements of historical facts. Diana and Star Bulk desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. These forward-looking statements relate to, among other things, Diana’s proposal to acquire Genco and the anticipated benefits of such a transaction, and Diana’s ability to finance such transaction. Forward looking statements can be identified by words such as “believe,” “will,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending” and similar expressions identify forward-looking statements. The forward-looking statements in this press release and in other statements made by Diana or Star Bulk, as applicable, are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in Diana’s or Star Bulk’s records, Genco’s public filings and disclosures and data available from third parties. Although Diana or Star Bulk, as applicable, believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond their control, Diana or Star Bulk, as applicable, cannot assure you that it will achieve or accomplish these expectations, beliefs or projections. The forward-looking statements in this communication are based on current expectations, assumptions, and estimates, and are subject to numerous risks and uncertainties. These include, without limitation, risks relating to: (i) the possibility that the proposed transaction may not proceed; (ii) the ability to obtain regulatory or shareholder approvals, if required; (iii) the risk that Genco’s Board of Directors or management may continue to oppose the proposal or not respond to further attempted engagement by Diana; (iv) failure to realize anticipated benefits of the transaction; (v) changes in the financial or operating performance of Diana, Star Bulk or Genco; (vi) the possibility that shareholders of Genco will not elect to tender their shares of common stock of Genco in connection with the Offer (as defined below) or that the conditions to consummation of the Offer are not satisfied; and (vii) general economic, market, and industry conditions. These and other risks are described in documents filed by Diana with, or furnished by Diana to, the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 20-F for the fiscal year ended December 31, 2025, and its other subsequent documents filed with, or furnished to, the SEC, and are described in documents filed by Star Bulk with, or furnished by Star Bulk to, the SEC, including its Annual Report on Form 20-F for the fiscal year ended December 31, 2025, and its other subsequent documents filed with, or furnished to, the SEC. Neither Diana nor Star Bulk undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. 3

Disclaimer Important Additional Information and Where to Find It Diana and certain other Participants (as defined below) have filed a definitive proxy statement and accompanying GOLD universal proxy card with the SEC to be used to solicit proxies for, among other matters, the election of Diana’s director nominees to the board of directors of Genco at Genco’s 2026 Annual Meeting, the passage of Diana’s proposal to repeal, at Genco’s 2026 Annual Meeting, by-laws of Genco not publicly disclosed by Genco on or prior to August 28, 2025 and a proposal that the board of directors of Genco conduct a process to explore strategic alternatives (such definitive proxy statement and the accompanying universal GOLD proxy card are available here). Shareholders of Genco are strongly advised to read the Participants’ proxy statement and other proxy materials, including the accompanying GOLD proxy card, as they become available because they will contain important information. The Participants’ definitive proxy statement, and other proxy materials when filed, are available at no charge on the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents filed by Genco with the SEC are also available, without charge, by directing a request to Diana’s proxy solicitor, Okapi Partners LLC, at its toll-free number (855) 305-0857 or via email at info@okapipartners.com. Certain Information Regarding Participants in the Solicitation The participants in the proxy solicitation (the “Participants”) are Diana; Semiramis Paliou, Director and Chief Executive Officer of Diana; Simeon Palios, Director and Chairman of Diana; Ioannis G. Zafirakis, Director and President of Diana; Maria Dede, co-Chief Financial Officer and Treasurer of Diana; Margarita Veniou, Chief Corporate Development, Governance & Communications Officer and Secretary of Diana; Evangelos Sfakiotakis, Chief Technical Investment Officer of Diana; Maria-Christina Tsemani, Chief People and Culture Officer of Diana; Anastasios Margaronis, Director of Diana; Kyriacos Riris, Director of Diana; Apostolos Kontoyannis, Director of Diana; Eleftherios Papatrifon, Director of Diana; Simon Frank Peter Morecroft, Director of Diana; and Jane Sih Ho Chao, Director of Diana; Diana’s nominees, Jens Ismar, Gustave Brun-Lie, Quentin Soanes, Paul Cornell, Chao Sih Hing Francois, and Vicky Poziopoulou; Star Bulk Carriers Corp. (“Star Bulk”); Petros Pappas, Director and Chief Executive Officer of Star Bulk; and Hamish Norton, President of Star Bulk. As of May 26, 2026, Diana is the beneficial owner of 6,264,548 shares, representing approximately 14.4% of the outstanding shares of common stock of Genco. As of the date hereof, none of Semiramis Paliou, Simeon Palios, Ioannis G. Zafirakis, Maria Dede, Margarita Veniou, Evangelos Sfakiotakis, Maria-Christina Tsemani, Anastasios Margaronis, Kyriacos Riris, Apostolos Kontoyannis, Eleftherios Papatrifon, Simon Frank Peter Morecroft, Jane Sih Ho Chao, Jens Ismar, Gustave Brun-Lie, Quentin Soanes, Paul Cornell, Chao Sih Hing Francois, Vicky Poziopoulou, Star Bulk, Petros Pappas, or Hamish Norton beneficially owns any Genco common stock. On March 6, 2026, Diana submitted a revised proposal to acquire all of the outstanding shares of Genco common stock it did not own for $23.50 per share in cash. 4 Highlighted sentence to be aligned with press release

Disclaimer Information Regarding the Offer On May 4, 2026, Diana commenced a tender offer (the “Offer”), through its wholly-owned subsidiary 4 Dragon Merger Sub Inc., to purchase all outstanding shares of Genco common stock at $23.50 per share in cash. On May 27, 2026 Diana (i) increased the offer price from $23.50 per share in cash to $24.80 per share in cash, and (ii) extended the expiration of the Offer to 5:00 p.m., New York City time, on June 26, 2026, unless further extended. To the extent that Genco declares a cash dividend or other distribution on the Genco shares, the offer price will be reduced by the amount payable per share. The Offer is conditioned upon, among other things: (i) Genco entering into a definitive merger agreement with Diana substantially in the form of the merger agreement included with the Offer documents; (ii) Genco shareholders validly tendering a majority of Genco's outstanding shares on a fully diluted basis; (iii) the termination or inapplicability of Genco's shareholder rights plan; (iv) the Genco Board's approval of the transaction under certain affiliate transaction provisions in Genco’s charter and (v) other customary conditions. Satisfaction of the merger agreement condition, the shareholder rights plan condition and the affiliate transaction condition is solely within the control of Genco and the members of the Genco Board. If the Offer is successfully completed, Diana intends to consummate a second-step merger as promptly as practicable, in which any remaining Genco shareholders who did not tender their shares in the Offer would receive the same $24.80 per share in cash that was paid in the Offer. As a result, if the Offer is completed and the second-step merger is consummated, all Genco shareholders — whether or not they tender their shares — would receive $24.80 per share in cash. Importantly, shareholders who tender in the Offer may receive their cash sooner than those whose shares are acquired in the second-step merger. The Offer to Purchase and related Letter of Transmittal are being mailed to Genco shareholders and will be filed with the U.S. Securities and Exchange Commission. Copies of these materials will be available at no charge on the SEC’s website at www.sec.gov. Questions and requests for assistance regarding the Offer may be directed to Okapi Partners LLC, the information agent for the Offer, toll-free at (855) 305-0857 or by email at info@okapipartners.com. 5

Source: FactSet as of 21 November 2025 1) Historical Genco share price not comparable vs today’s share price unless adjusted for dividends. Example: If a company with only cash on balance sheet pays out half the cash, the share price should theoretically drop 50%. The same is the case for shipping stocks, particularly since the assets have a fixed useful life; 2) Undisturbed share price and VWAPs as of 21 November 2025 39% premium over undisturbed closing price and 48% premia vs 30-day VWAP Competitive premia to undisturbed share price Offer price vs historical GNK share price (adjusted for dividends)1 Premia vs undisturbed share price & VWAP2 0 5 10 15 20 25 30 Nov-19 Nov-20 Nov-21 Nov-22 Nov-23 Nov-24 Nov-25 Offer price GNK share price (dividend adj.) GNK share price 17.0 16.8 17.9 23.5 24.8 90D VWAP 30D VWAP Undisturbed share price (21 Nov. 2025) Revised offer (March) Current offer +48% +39% 6

Source: Genco public filings, VesselsValue, Clarksons SIN 1) Fleet values from VesselsValue as of May 22, 2026; 2) Including $11m in disclosed cash severance to named executive officers and assuming $5m in undisclosed cash severance; 3) Based on the offer price of $24.80 per share and the number of options, RSUs and PRSUs from Genco’s 10-Q Our NAV is based on broker values from VesselsValue, which Genco has used as source for fleet valuations for +5 years Proposal at approximately NAV at cyclical high values Updated offer (Q1 figures) Offer price ($/share) 24.8 Fleet on the water 1,3921 Fleet to be delivered 701 Gross fleet value (VesselsValue) 1,462 Total debt (330) Remaining capex (65) Vessels held for sale 11 Cash 55 NWC 17 Cash severance (16)2 Incentive equity (options/RSUs/PRSUs) (25)3 Net asset value 1,108 Shares outstanding – (fully diluted / basic) 43.6 NAV/share 25.4 P/NAV (offer price) 0.98x Genco NAV breakdown Asset values and rates at 15-year highs 7 0 10 20 30 40 50 60 70 80 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 May-11 May-14 May-17 May-20 May-23 May-26 1y time-charter rate Capesize ($/day) 10y old Capesize ($m) 15-year high asset values and rates 1-year TC rate ($/day) Asset values ($m) Cost of incentive program of at least $0.8 per share

Source: FactSet, DNB Carnegie Equity Research, VesselsValue 1) Historical P/NAV estimated using DNB Carnegie Equity Research. Note that DNB Carnegie Equity Research withdrew recommendation and target price after Diana initial offer to acquire Genco was announced in November 2025. Current NAV/share estimated using VesselsValue and public company filings; 2) US dry bulk peer group including Star Bulk, Safe Bulkers, Golden Ocean and Eagle Bulk Genco and peers have historically traded at a ~30% average discount to NAV since 2020 vs offer at ~1.0x NAV Attractive premium to historical trading Historical P/NAV1 8 0.69x 0.98x 0.00x 0.20x 0.40x 0.60x 0.80x 1.00x 1.20x 1.40x Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Jan-23 Jul-23 Jan-24 Jul-24 Jan-25 Jul-25 Jan-26 Jul-26 Genco P/NAV US dry bulk average P/NAV Genco average (2020 - Initial offer) P/NAV (offer) P/NAV Genco US dry bulk2 Average (2020 - initial offer) 0.69x 0.73x Initial ownership disclosure 0.64x 0.64x Genco has traded above NAV less than 5% of the time since 2017 Genco P/NAV significantly strengthened vs peers following initial ~7.7% ownership disclosure

Source: FactSet, DNB Carnegie Equity Research, VesselsValue 1) Historical P/NAV estimated using DNB Carnegie Equity Research. Note that DNB Carnegie Equity Research withdrew recommendation and target price after Diana initial offer to acquire Genco was announced in November 2025. Current NAV/share estimated using VesselsValue and public company filings; 2) US dry bulk peer group including Star Bulk, Safe Bulkers, Golden Ocean and Eagle Bulk Genco currently trading at a 20% premium to peers vs a discount historically, highlighting risk of a no-deal scenario Genco share price artificially inflated by Diana offer Genco relative P/NAV vs US dry bulk peers pre/post initial ownership disclosure (0.4x) (0.3x) (0.2x) (0.1x) 0.0x 0.1x 0.2x 0.3x Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Jan-23 Jul-23 Jan-24 Jul-24 Jan-25 Jul-25 Jan-26 Jul-26 Pre initial Diana ownership disclosure in GNK Post disclosure / pre initial offer Post initial offer Initial ~7.7% DSX ownership disclosure Genco currently trading at a ~20% premium vs peers. If Diana’s offer is taken off the table, and Genco re-price to peer group average, Genco share price could decline to ~$17.5 per share 9

Source: Public fairness opinions and equity research 1) For transactions with a share consideration, the P/NAV is estimated based on the value of the share consideration vs the NAV of the target at the time of announcement. Shipping and dry bulk takeovers last 5 years have on average priced at ~20% discount to NAV Our offer reflects a premium to precedent transactionsh P/NAV - Selected precedent shipping takeover transactions last 5 years1 Target Golar LNG Partners Gaslog Diamond S Teekay LNG Partners Høegh LNG Partners Grinrod Gaslog Partners Eagle Bulk MT Maritime Belships Golden Ocean CoolCo Acquiror NFE Blackrock International Seaways Stonepeak Høegh LNG Holdings Taylor Maritime Gaslog Star Bulk Pangaea Entrust CMBT EPS Ventures Segment LNG LNG Tankers LNG LNG Dry bulk LNG Dry bulk Dry bulk Dry bulk Dry bulk LNG Transaction value ($bn) 1.9 4.9 1.0 6.2 0.8 0.6 1.5 0.9 0.3 0.9 2.1 1.8 Consideration Cash Cash Shares Cash Cash Cash Cash Shares Shares Cash Shares Cash Take private by controlling shareholder No Yes No No Yes No Yes No No No Yes Yes 1.06x 0.80x 1.08x 0.80x 0.88x 0.65x 0.85x 0.66x 0.65x 2021 2021 2021 2021 2022 2022 2023 2023 2024 2025 2025 2025 0.93x 0.82x 0.73x 0.75x Other shipping Drybulk P/NAV 1.0x Avg. P/NAV 10

Source: FactSet Proposal represent an implied EV/EBITDA (LTM) of 12.0x vs 5-year median of 5.2x Substantial premium to historical EV/EBITDA of Genco EV/LTM EBITDA EV/NTM EBITDA 11 5.2x 12.0x 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 16.0x EV/LTM EBITDA LTM Median EV/LTM EBITDA (offer) 4.9x 7.2x 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x 9.0x EV/NTM EBITDA NTM Median EV/NTM EBITDA (offer)

Source: Genco, FactSet as of May 26, 2026 $24.8/share vs $1.27/share in average DPS last 5 years, reflects an implied payback of 19.5 years! Compelling price relative to historical dividend distributions Genco dividends per share (incl. special dividends) compared to offer price 0.50 0.24 0.32 2.74 0.95 1.57 0.75 1.27 2.56 1.79 24.80 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 5y avg 2026e 2027e Offer price 0.00 0.00 0.00 0.00 19.5x payback 13.9x payback 12 Offer price vs Genco dividends • Genco has on average paid out $1.27/share in dividends last 5 years • Compared to the Diana offer price of $24.8/share, this reflects an implied payback of 19.5 years • Based on what Genco defines as multi-year high earnings in their Q4-2025 earnings presentation, consensus is estimating DPS of $1.8/share for 2027, reflecting a payback of 13.9 years • Considering Genco average fleet age of 12.6 years, the Genco fleet will have materially aged before Genco shareholders may receive cash dividends commensurate with Diana’s offer price

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